UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007

GRANITE FALLS ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Minnesota	00051277	41-1997390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15045 Highway 23 SE Granite Falls, MN	56241-0216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (320) 564-3100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 17, 2006, Granite Falls Energy, LLC (“Granite Falls”) disclosed that it had received a Notice of Violation from the Minnesota Pollution Control Agency (“MPCA”) notifying Granite Falls of alleged violations discovered by the MPCA staff during its inspection of the plant in August 2006 and relating to permit amendments filed by Granite Falls that same month. On May 29, 2007, Granite Falls met with the MPCA to discuss resolution of the alleged violations through a stipulation agreement with the MPCA. The draft stipulation agreement proposed by the MPCA included a change for an “economic benefit” related to the alleged overproduction of ethanol. However, neither the stipulation agreement nor the proposed charge have been agreed to and Granite Falls is currently in the process of further negotiating the stipulation agreement and any associated costs.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

June 4, 2007	/s/ Tracey L. Olson

Date	Tracey L. Olson, Chief Executive Officer